UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2023
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816		39-1486475
__________________________________ (State or other jurisdiction of incorporation)	_____________________ (Commission File Number)		____________________________ (I.R.S. Employer Identification No.)

250 E. Kilbourn Avenue	Milwaukee,	Wisconsin	53202
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(414)	347-6480

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MTG	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 25, 2023, the Board of Directors of MGIC Investment Corporation elected Michael L. Thompson as a new member and appointed him to the Board’s Risk Management Committee.

Mr. Thompson is the President and Chief Executive Officer of Fair Oak Foods, a Wisconsin-based supplier of meat and poultry products. Prior to taking on this role in 2003, Mr. Thompson spent nearly 20 years at McDonald’s Corporation where he served in several leadership roles including Vice President of North American Supply Chain Management and Regional Manager & Vice President of the San Francisco Region.

The compensation of Mr. Thompson, including the compensation plans he is eligible to participate in, is described in the Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders under the caption “Compensation of Directors.” On November 2, 2023, Mr. Thompson will be awarded, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, a grant of restricted stock units with a value of $33,700, representing a pro-rated amount of the annual grant made to each of the Company’s non-management directors. This plan and the restricted stock units are described in such Proxy Statement under the caption “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	October 27, 2023	By: \s\ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary